Exhibit 4.S

PHOENIX PROPERTY OPTION AGREEMENT

BETWEEN

BATTLE MOUNTAIN GOLD INC.

AND

BATTLE MOUNTAIN GOLD (USA), INC.

AND

GREAT AMERICAN MINERALS, INC.

Dated March 13, 2013

TABLE OF CONTENTS

1.0	INTERPRETATION		2
	1.1	Definitions	2
	1.2	Included Words	3
	1.3	Headings	3
	1.4	References	3
	1.5	Exhibit	3
	1.6	Currency	3
	1.7	Governing Law	3
	1.8	Severability	4

2.0	REPRESENTATIONS, WARRANTIES AND COVENANTS		4
	2.1	Representations and Warranties of BMG and BMG USA	4
	2.2	Representations and Warranties of GAM	4
	2.3	Survival of Representations, Warranties and Covenants	5

3.0	PROPERTY		5
	3.1	Option to Purchase Property	5
	3.2	Consideration	5
	3.3	Transfer of Property	6

4.0	ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION		6

5.0	ESCROW		7
	5.1	Escrow Terms	7

6.0	DEFAULT		7

7.0	FORCE MAJEURE		8
	7.1	Effect of Force Majeure	8
	7.2	Notice	8

8.0	GENERAL		8
	8.1	Further Assurances	8
	8.2	Notice	9
	8.3	Successors and Assigns	9
	8.4	Entire Agreement	9
	8.5	Counterparts	10
	8.6	Amendment	10

9.0	CONSENTS		10

Exhibit “A”	Property

Exhibit “B”	Pre-Existing Rights

PHOENIX OPTION AGREEMENT

THIS AGREEMENT made as of the 13th day of March, 2013.

BETWEEN:

BATTLE MOUNTAIN GOLD INC., a British Columbia company, having its registered office at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8

(“BMG”)

AND:

BATTLE MOUNTAIN GOLD (USA), INC., a Nevada corporation having its registered office at 6121 Lakeside Drive, Suite 260, Reno, Nevada 89511

(“BMG USA”)

AND:

GREAT AMERICAN MINERALS, INC., a Nevada corporation having an office located at 11521 N. Warren St. Hayden, ID 83835

(“GAM”)

WHEREAS:

A. GAM owns a 40% participation interest in the Phoenix Joint Venture and a 40% right, title and interest in and to the mining claims described in Exhibit “A” hereto (such 40% interest being referred to herein as the “Property”) located in the State of Nevada in the United States of America;

B. BMG USA wishes to acquire the 40% interest of GAM in the Property;

C. BMG USA is a wholly owned subsidiary of BMG;

D. Madison Minerals Inc., through its wholly owned subsidiary Madison Enterprises (Nevada) Inc., holds a 60% participation interest in the Phoenix Joint Venture pursuant to an Exploration, Development and Mine Operating Agreement dated March 29, 2006 (the “Joint Venture Agreement”); and

E. The Property is subject to an advanced minimum royalty payment of USD$60,000 per annum, payable to Victory Exploration Inc., which may be credited against certain production royalties.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants and agreements contained herein the Parties agree as follows:

1.0	INTERPRETATION

1.1	Definitions

For the purposes of this Agreement the following words and phrases will have the following meanings:

“Canadian Dollars” means the lawful currency of Canada.

“Defaulting Parties” shall have the meaning set forth in Section 6.0.

“Delayed Party” shall have the meaning set forth in Section 7.1.

“Encumbrance” means a mortgage, charge (whether royalty or otherwise), pledge, hypothec, security interest, lien, action, claim, demand or equity of any nature.

“Initial BMG Shares” shall have the meaning set forth in Section 3.2(b).

“Initial Release Date” shall have the meaning set forth in Section 5.1.1.

“IPO” means an initial public offering of shares in the capital of BMG.

“Joint Venture Agreement” shall have the meaning set forth in Recital D.

“Market Price” means the volume weighted average trading price on a Canadian stock exchange of the common shares of BMG or, in the case of an RTO, the common shares of the resulting public company, for the 20 trading days preceding the issuance of the Subsequent BMG Shares.

“Option” shall have the meaning set forth in Section 3.1.

“Parties” means, collectively, BMG, BMG USA and GAM and “Party” means any one of them.

“Phoenix Joint Venture” means that particular joint venture in respect of the Property pursuant to the Joint Venture Agreement.

“Property” means a 40% participation interest in the Phoenix Joint Venture and a 40% right, title and interest in and to the mining claims described in Exhibit “A” attached hereto.

“RTO” means a reverse take-over, as defined in Policy 5.2 of the TSX Venture Exchange Corporate Finance Manual, or any form of business combination, including, but not limited to a plan of arrangement, amalgamation or merger, involving BMG and a public entity.

“Subsequent BMG Shares” shall have the meaning set forth in Section 3.2(d).

“to its knowledge” means to a Party’s knowledge and belief, without independent inquiry.

1.2	Included Words

This Agreement will be read with such changes in gender or number as the context requires.

1.3	Headings

The headings to the sections, paragraphs, parts or clauses of this Agreement are inserted for convenience only and will not affect the construction hereof.

1.4	References

Unless otherwise stated, a reference herein to a numbered section, paragraph, clause or schedule, refers to the section, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to “this Agreement”, “hereof”, “hereunder”, “herein”, or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.5	Exhibit

The following exhibits are incorporated into this Agreement by reference:

Exhibit “A”	Property

Exhibit “B”	Pre-Existing Rights

1.6	Currency

Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in Canadian Dollars.

1.7	Governing Law

This Agreement will be construed and governed by the laws in force in the Province of British Columbia and the courts of the Province of British Columbia will have exclusive jurisdiction to hear and determine all disputes arising hereunder. This Section 1.6 will not be construed to affect the rights of a Party to enforce a judgment or award outside of British Columbia.

1.8	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and such remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

2.0	REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	Representations and Warranties of BMG and BMG USA

BMG and BMG USA jointly and severally represent and warrant to GAM that:

(a)	they are bodies corporate duly incorporated under the laws of their respective jurisdictions of incorporation;

(b)

each of BMG and BMG USA has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party; and

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.2	Representations and Warranties of GAM

GAM represents and warrants to BMG and BMG USA that:

(a)	to its knowledge, the Property is presently in good standing under the laws of the State of Nevada;

(b)	it is the beneficial owner of the Property free and clear of any Encumbrances;

(c)	it has the right to enter into this Agreement and to dispose of the Property in accordance with the terms of this Agreement, subject to the to the rights described in Exhibit B;

(d)	to its knowledge there is no adverse claim or challenge against or to GAM’s ownership of or title to the Property, is there any basis therefore, and GAM has not entered into any agreements or options to acquire or purchase the Property or any portion thereof or to place an Encumbrance thereon, save as disclosed in Exhibit B;

(e)	it has no knowledge of any environmental problem or condition which exists on the Property as of the date of execution of this Agreement; and

(f)	to its knowledge there are no notifications from any local, state or federal governmental agency or body that any environmental problem or condition exists on the Property which are outstanding.

2.3	Survival of Representations, Warranties and Covenants

The representations, warranties, covenants and agreements contained in this Agreement are conditions on which the Parties have relied in entering into this Agreement and will survive the execution hereof, any investigation made by a Party whether prior to or after executing this Agreement and the exercise of the Option , for a period of six (6) months, and each Party will indemnify and save the other harmless from all losses, damages, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant or agreement made by it and contained in this Agreement. A Party may waive any of such representations, warranties, covenants or agreements in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant or agreement. To be effective any waiver must be in writing and will be limited to the specific circumstances for which it is given.

3.0	PROPERTY

3.1	Option to Purchase Property

GAM hereby grants to BMG USA the sole and exclusive right and option (the “Option”), subject to the terms of this Agreement, to acquire the Property free and clear of all charges, encumbrances and claims save and except for those set out herein.

3.2	Consideration

GAM will sell to BMG USA the Property upon the completion of all of the following by BMG or BMG USA:

(a)	payment of $50,000 in cash to GAM immediately upon execution of this Agreement;

(b)

issuance of 2,000,000 common shares of BMG (the “Initial BMG Shares”) at a deemed value of $0.15 per share to GAM immediately upon execution of this Agreement, such Initial BMG Shares bearing any applicable legends and restrictions as required by applicable securities laws;

(c)	payment of $50,000 in cash to GAM six months after the date of this Agreement; and

(d)	at the sole discretion and option of BMG, payment to GAM, within 12 months after the date of this Agreement, of $1,600,000 in either:

(i)	cash; or

(ii)

in common shares of BMG, or in the case of an RTO, common shares of the resulting public company (the “Subsequent BMG Shares”), such Subsequent BMG Shares bearing any applicable legends and restrictions as required by applicable securities laws, at a share price equal to the lesser of:

(A)	in the case of an IPO, the IPO share price;

(B)	the Market Price; and

(C)	$0.40 per share.

Notwithstanding the foregoing, BMG may only issue the Subsequent BMG Shares provided that GAM receives shares of BMG or a successor entity which is a reporting issuer and listed on a recognized stock exchange; in all other events BMG and BMG USA must pay the $1,600,000 in cash.

3.3	Transfer of Property

3.3.1 Upon timely completion of the items described in Section 3.2(a) and (b) and provided that BMG and BMG USA are not in material default of any other provisions of this Agreement, the Parties agree to execute a memorandum describing BMG USA’s interest in the Property which BMG USA may file against the Property.

3.3.2 Upon timely completion of all items described in Section 3.2 of this Agreement and provided that BMG and BMG USA are not in default of any other provisions of this Agreement, GAM will deliver to BMG USA a duly executed transfer of the Property in favour of BMG USA.

4.0	ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION

From the date of this Agreement until the expiry or due exercise thereof, BMG and BMG USA will jointly and severally assume all of the obligations of GAM under the Joint Venture Agreement and agrees to perform all of the obligations of GAM thereunder and pay timely all monies due thereunder on behalf of GAM, provided that GAM shall have the right to an observer on the Management Committee and the right to reject proposed Programs and Budgets, as defined in the Joint Venture Agreement, which are not fully funded in advance by BMG or BMG USA, as the case may be. BMG and BMG USA will jointly and severally indemnify and hold harmless GAM from any costs, damages, or liabilities of whatsoever kind and nature during the term of this Agreement resulting from any failure of BMG or BMG USA to comply with the assumed obligations under the Joint Venture Agreement. During the currency of this Agreement, BMG and BMG USA shall provide GAM with copies of all reports and other correspondence in connection with the Joint Venture Agreement.

5.0	ESCROW

5.1	Escrow Terms

5.1.1 GAM agrees that the Initial BMG Shares issued to GAM will be subject to the following escrow release terms, provided that equivalent escrow terms are also imposed on the other shareholders subject to escrow requirements:

Percentage	Release Date
10%	Date of final acceptance by the TSX Venture Exchange (“TSX-V” or other stock exchange for listing of BMG on the TSX-V or other stock exchange (the “Initial Release Date”)
15%	6 months from the Initial Release Date
15%	12 months from the Initial Release Date
15%	18 months from the Initial Release Date
15%	24 months from the Initial Release Date
15%	30 months from the Initial Release Date
15%	36 months from the Initial Release Date

5.1.2 GAM further agrees that it will execute any pooling or escrow agreement in respect of the Initial BMG Shares that GAM is required to enter into by any regulatory authority.

6.0	DEFAULT

If BMG or BMG USA (collectively, the “Defaulting Parties”) defaults in any of their obligations hereunder, GAM may give the Defaulting Parties written notice thereof and specify the default or defaults relied on. If the Defaulting Parties have not, in the case of cash payments or share issuances, cured such default within 30 days after receipt of such notice or, in all other cases, taken reasonable commercial steps to cure such default within 30 days after receipt of such notice and continue diligently pursue same, this Agreement shall be terminated and GAM shall be entitled to retain all prior payments and share issuances and the Defaulting Parties shall have no further recourse against GAM.

7.0	FORCE MAJEURE

7.1	Effect of Force Majeure

If any Party (a “Delayed Party”) is at any time from the date of this Agreement until the expiry or exercise thereof prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond its control, excepting the want of funds on the part of the Delayed Party, then the time limited for the performance by the Delayed Party of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2	Notice

A Delayed Party shall give Notice to the other Parties of each event of force majeure under Section 7.1 hereof within 30 days thereof, and upon cessation of such event shall furnish the other Parties with Notice of that event together with particulars of the number of days by which the obligations of the Delayed Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

8.0	GENERAL

8.1	Further Assurances

Each of the Parties hereby covenants and agrees that at any time and from time to time until the exercise or termination of the Option it will, upon the request of the other Party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better carrying out and performance of all the terms of this Agreement.

8.2	Notice

8.2.1 Any notice required or permitted to be given or delivery required to be made to any Party may be effectively given or delivered if it is delivered personally to:

(a)	In the case of BMG and BMG USA:

c/o 20th Floor, 250 Howe Street
Vancouver, British Columbia
V6C 3R8

Attention:	Brian Abraham and Jessica Yee

(b)	In the case of GAM:

11521 N. Warren St.
Hayden, ID 83835

Attention:	Corporate Secretary

Or to such other address as the Party entitled to or receiving such notice may notify the other Party as provided for herein.

8.2.2 A notice will be deemed to have been received by the addressee on the first Business Day occurring after the date of delivery or transmission provided that such is a Business Day, and if not, on the second Business Day occurring after the date of delivery or transmission.

8.3	Successors and Assigns

This Agreement will be binding upon and enure to the benefit of the Parties and their respective successors and assigns. Nothing herein express or implied is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.4	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied with respect to the subject matter of this Agreement.

8.5	Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

8.6	Amendment

No modification or amendment to this Agreement may be made unless agreed to by the Parties in writing.

9.0	CONSENTS

This Agreement is expressly subject to the receipt of the consents listed in Exhibit B.

BATTLE MOUNTAIN GOLD INC.

Per:	Signed “David Elliott”
Authorized Signatory

BATTLE MOUNTAIN GOLD (USA), INC.

Per:	Signed “David Elliott”
Authorized Signatory

GREAT AMERICAN MINERALS, INC.

Per:	Signed”
Authorized Signatory

This is EXHIBIT “A” to that

Sale Agreement between Battle Mountain Gold Inc., Battle Mountain Gold (USA), Inc.,

and Great American Minerals, Inc.

EXPLORATION, DEVELOPMENT AND MINE OPERATING AGREEMENT
by and between

GREAT AMERICAN MINERALS, INC.
and
MADISON ENTERPRISES CORP.

ASSETS AND AREA OF INTEREST

1.1 PROPERTIES AND TITLE EXCEPTIONS

(see claim list attached hereto)

1.2 AREA OF INTEREST

Should the Venture or its participants locate any fraction claims ("Fractional Claims") within the perimeter of the claims comprising the Properties, the Fractional Claims shall be located in the name F.W. Lewis, Inc. ("Lewis"). The Fractional Claims shall become part of the Properties, subject to all terms and conditions of this Agreement. Lewis and the Venture shall execute such additional agreements as necessary to document the addition of the Fractional Claims.

Page 1 of 1

BattleMt

EXHIBIT A

LANDER COUNTY, NEVADA

BATTLE MOUNTAIN MINING DISTRICT

Patented property of F. W. Lewis, Inc.

New Silver dream #6 U. S. Survey No. 5048
Robert Emmett U. S. Survey No.59 Parcel No. 98-702-21
Eureka U. S. Survey No. 60 Parcel No.98-702-22
October U. S. Survey No. 4380 Parcel No. 98-702-41
Alps Mine and Company U. S. Survey No. 3742 Parcel No. 98-701-95
Weimer Burr U S. Survey No, 3074 Parcel No. 98-702-37
Hoosac Lode and Company U. S. 3742 (excepting a small portion of this claim that is South and not contiguous to the other property) Parcel No. 98-701-94

Styles Farm Parcel No. 10-420-01. Approximately 5 acres with water rights as follows: T. 31, N, R. 43 E., MDBM, Section 11 SE ¼ NW ¼ SW ¼ SW ¼; N ½ NE ¼ SW ¼ SW ¼ SW ¼; E ½ SW ¼ NW ¼ SW ¼ SW ¼.

Unpatented property of F. W. Lewis, Inc.

Claim Names	Book	Page	NMC
Antler Ext. No. 1	275	417	385042
Antler Ext. No. 2	275	418	385043
Antler Ext. No. 3	275	419	385044
Antler Ext. No. 4	275	420	385045
Antler Ext. No. 5	275	421	385046
Antler Ext. No. 6	275	422	385047
Antler Ext. No. 7	275	423	385048
Antler Ext. No. 8	275	424	385049
Antler Ext. No. 9	275	425	385050
Antler Ext. No. 10	275	426	385051
Antler No. 1	189	443	181854
Antler No. 2	189	444	181855
Antler No. 3	189	445	181856
Antler No. 4	189	446	181857
Antler No. 5	189	447	181858

1

Antler No. 6	189	448	181859
Antler No. 7	189	449	181860
Antler No. 8	189	450	181861
Antler No. 9,	189	451	181862
Antler No. 10,	189	452	181863
Antler No. 11	189	453	181864
Antler No. 12	189	454	181865
Antler No. 13	189	455	181866
Antler No. 14	189	456	181867
Antler No. 15	189	457	181868
Antler No. 16	189	458	181869
Antler No. 17	189	459	181870
Antler No. 18	189	460	181871
Antler No. 19	189	461	181872
Antler No. 20	189	462	181873
Antler No. 21	189	463	181874
Antler No. 22	189	464	181875
Antler No. 23	189	465	181876
Antler No. 24	189	466	181877
Antler No. 25	189	467	181878
Antler No. 26	189	468	181879
Antler No. 27	189	469	181880
Antler No. 28	196	278	200025
Antler No. 29	196	279	200026
Antler No. 30	196	280	200027
Antler No. 31	196	281	200028
Antler No. 32	196	282	200029
Antler No. 33	196	283	200030
Antler No. 34	196	284	200031
Antler No. 35	196	285	200032
Antler No. 36	196	286	200033
AP No. 1 PL	212	344	241342
AP No. 2 PL	212	345	241343
AP No. 3 PL	212	346	241344
AP No. 4 PL	212	347	241345
AP No. 5 PL	212	348	241346
April	4	64	97906
Battle	210	185	241290
Battle No. 1	210	186	241291
Battle No. 2	210	187	241292
Bear Paw	9	281	102415

2

Amended	221	553	
Bear Paw No. 1	9	282	102416
Amended	221	554	
Bear Paw No. 2	210	190	241293
Bear Paw No. 3	210	191	241294
Bear Paw No. 4	9	373	102417
Amended	221	557	
Bear Paw No. 5	9	374	102418
Amended	221	558	
Bear Paw No. 6	11	400	102419
Amended	221	559	
Buena Vista Fr. No. 1	214	197	245427
Buena Vista Fr. No. 2	214	198	245428
Buena Vista Fr. No. 3	221	412	260267
Buena Vista Fr. No. 4	221	413	260268
Buena Vista Fr. No. 5	221	414	260269
Buena Vista Fr. No. 6	221	415	260270
Buena Vista Fr. No. 7	221	416	260271
Buena Vista No. 1	177	314	151268
Buena Vista No. 2	177	315	151269
Buena Vista No. 3	177	316	151270
Buena Vista No. 4	177	317	151271
Buena Vista No. 5	177	318	151272
Buena Vista No. 6	177	319	151273
Buena Vista No. 7	177	320	151274
Buena Vista No. 8	177	321	151275
Buena Vista No. 9	177	322	151276
Buena Vista No. 10	177	323	151277
Buena Vista No. 11	177	324	151278
Buena Vista No. 12	177	325	151279
Buena Vista No. 13	177	326	151280
Buena Vista No. 14	180	28	159544
Buena Vista No. 15	180	29	159545
Buena Vista No. 16	180	30	159546
Buena Vista No. 17	189	482	181887
Buena Vista No. 18	189	483	181888
Buena Vista No. 19	189	484	181889
Buena Vista No. 20	189	485	181890
Buena Vista No. 21	189	486	181891
Buena Vista No. 22	189	487	181892
Buena Vista No. 23	189	488	181893

3

BVD No. 1 PL	212	324	241352
BVD No. 2 PL	212	325	241353
BVD No. 3 PL	212	326	241354
BVD No. 4 PL	212	327	241355
BVD No. 5 PL	212	328	241356
BVD No. 6 PL	212	329	241357
BVD No. 7 PL	212	330	241358
BVD No. 8 PL	212	331	241359
BVD No. 9 PL	212	332	241360
BVD No. 10 PL	212	333	241361
BVD No. 11 PL	212	334	241362
Driscol Ext. No. 5	210	180	241287
Driscol Ext. No. 6	210	181	241288
Driscol Ext. No. 7	210	182	241289
Driscol Ext. No. 8	177	306	151260
Driscol Ext. No. 9	177	307	151261
Driscol Ext. No. 10	177	308	151262
Driscol Ext. No. 11	177	309	151263
Amended	224	300	
Driscol Ext. No. 12	177	310	151264
Amended	224	301	
Driscol Ext. No. 13	177	311	151265
Amended	224	302	
Driscol Ext. No. 14	177	312	151266
Driscol Ext. No. 15	177	313	151267
Driscol Ext. No. 16	190	151	183430
Driscol Ext. No. 17	190	152	183431
Driscol Ext. No. 18	190	153	183432
Driscol Ext. No. 19	190	154	183433
Driscol Ext. No. 20	190	155	183434
Driscol Ext. No. 21	190	156	183435
Driscol Ext. No. 22	190	157	183436
Driscol Ext. No. 23	190	158	183437
Driscol Ext. No. 24	190	159	183438
Driscol Ext. No. 25	190	160	183439
Driscol Ext. No. 26	190	161	183440
Driscol Ext. No. 27	190	162	183441
Driscol Ext. No. 28	190	163	183442
Amended	224	303	
Driscol Ext. No. 29	190	164	183443
Amended	224	304	

4

Driscol Ext. No. 30	190	165	183444
Amended	224	305	
Driscol Ext. No. 31	190	166	183445
Amended	224	306	
Driscol Ext. No. 32	190	167	183446
Amended	224	307	
Driscol Ext. No. 33	190	168	183447
Amended	224	308	
Driscol Ext. No. 34	190	169	183448
Amended	224	309	
Driscol Ext. No. 37	190	170	183449
Amended	224	310	
Driscol Ext. No. 38	190	171	183450
Amended	224	311	
Driscol Ext. No. 39	190	172	183451
Amended	224	312	
Driscol Ext. No. 40	190	173	183452
Amended	224	313	
Driscol Ext. No. 41	190	174	183453
Driscol Ext. No. 42	190	175	183454
Amended	224	314	
Driscol Ext. No. 43	212	342	241347
Driscol Ext. No. 44	224	316	271305
Driscol Ext. No. 45	224	317	271306
Driscol Ext. No. 46	224	318	271307
Driscol Ext. No. 47	224	319	271308
Driscol Ext. No. 48	224	320	271309
Driscol Ext. No. 49	224	321	271310
Driscol High Grade	22	248	70523
Driscol No. 1	22	249	70524
Amended	221	560	
Driscol No. 2	22	249	70525
Amended	221	561	
Driscol No. 3	22	250	70526
Amended	221	562	
Driscol No. 4	2	34	70527
Amended	221	563	
Driscol No. 5	2	62	70528
Amended	221	564	
Driscol No. 6	2	63	70529
Amended	221	565	

5

Driscol No. 7	2	64	70530
Amended	221	566	
Driscol No. 8	2	65	70531
Driscoll No. 9	7	234	70532
Driscoll No. 10	7	235	70533
Driscoll No. 11	7	236	70534
Driscoll No. 12	7	237	70535
Driscoll No. 13	7	238	70536
Amended	221	567	
Driscoll No. 14	7	239	70537
Amended	221	568	
Amended	408	467	
Driscoll No. 15	7	240	70538
Amended	221	569	
Duck Fraction	277	463	387880
Honey Bear No. 1	217	143	251629
Honey Bear No. 2	217	144	251630
Honey Bear No. 3	217	145	251631
Honey Bear No. 4	217	146	251632
Honey Bear No. 5	217	147	251633
Honey Bear No. 6	217	148	251634
Honey Bear No. 7	217	149	251635
Honey Bear No. 8	217	150	251636
Honey Bear No. 9	217	151	251637
Honey Bear No. 10	217	152	251638
Honey Bear No. 11	217	153	251639
Honey Bear No. 12	217	154	251640
Honey Bear No. 13	217	155	251641
Honey Bear No. 14	217	156	251642
Honey Bear No. 15	217	157	251643
Honey Bear No. 16	217	158	251644
Honey Bear No. 17	217	159	251645
Honey Bear No. 18	217	160	251646
Honey Bear No. 19	217	161	251647
Honey Bear No. 20	217	162	251648
Honey Bear No. 21	217	163	251649
Honey Bear No. 22	217	164	251650
Honey Bear No. 23	217	165	251651
Honey Bear No. 24	217	166	251652
LC No. 1	212	350	241315
LC No. 2	212	351	241316

6

LC No. 3A		212	352	241317
LC No. 3B		212	353	241318
LC No. 4		212	354	241319
LC No. 5		212	355	241320
LC No. 6		212	356	241321
LC No. 7		212	357	241322
LC No. 8		212	358	241323
	Amended	224	295	
LC No. 9		212	359	241324
	Amended	224	359	
LC No. 10		212	360	241325
LC No. 11		212	361	241326
LC No. 12		212	362	241327
LC No. 13		212	363	241328
LC No. 14		212	364	241329
LC No. 15		212	365	241330
LC No. 16		212	366	241331
LC No. 17		212	367	241332
LC No. 18		212	368	241333
LC No. 19		212	369	241334
LC No-. 20		212	370	241335
LC No. 21		212	371	241336
LC No. 22		212	372	241337
LC No. 23		212	373	241338
LC No. 24		212	374	241339
LC No. 25		212	375	241340
	Amended	224	297	
LC No. 26		212	376	241341
	Amended	224	298	
LC No. 27		224	287	271311
LC No. 28		224	288	271312
LC No. 29		224	289	271313
LC No. 30		224	290	271314
LC No. 31		224	291	271315
LC No. 32		224	292	271316
NKL No. 1		190	214	183881
NKL No. 2		190	215	183882
NKL No. 3		190	216	183883
NKL No. 4		190	217	183884
NKL No. 5		190	218	183885
NKL No. 6		190	219	183886

7

NKL No. 7	190	220	183887
NKL No. 8	190	221	183888
NKL No. 9	190	222	183889
NKL No. 10	190	223	183890
NKL No. 11	190	224	183891
NKL No. 12	190	225	183892
NKL No. 13	190	226	183893
NKL No. 14	190	227	183894
NKL No. 15	190	228	183895
NKL No. 16	190	229	183896
NKL No. 17	190	230	183897
NKL No. 19	190	232	183899
NKL No. 20	190	233	183900
NKL No. 21	190	234	183901
NKL No. 22	212	339	241348
NKL No. 22	214	187	245418
NKL No. 23	212	340	241349
NKL No. 23	214	188	245419
NKP No. 1 PL	190	259	183860
NKL No. 2 PL	190	260	183861
NKL No. 3 PL	190	261	183862
NKL No. 4 PL	190	262	183863
NKL No. 5 PL	190	263	183864
NKL No. 6 PL	190	264	183865
NKL No. 7 PL	190	265	183866
NKL No. 8 PL	190	266	183867
NKL No. 9 PL	190	267	183868
NKL No. 10 PL	190	268	183869
NKL No. 11 PL	190	269	183870
NKL No. 12 PL	190	270	183871
NKL No. 13 PL	190	271	183872
NKL No. 14 PL	190	272	183873
NKL No. 15 PL	190	273	183874
NKP No. 16 PL	190	274	183875
NKL No. 17 PL	190	275	183876
NKL No. 19 PL	190	277	183878
NKL No. 20 PL	190	278	183879
NKL No. 21 PL	190	279	183880
NKL No. 22 PL	212	336	241350
NKL No. 23 PL	212	337	241351
Perspiration Ext. No. 1	275	409	385034

8

Perspiration Ext. No. 2	275	410	385035
Perspiration Ext. No. 3	275	411	385036
Perspiration Ext. No. 4	275	412	385037
Perspiration Ext. No. 5	275	413	385038
Perspiration Ext. No. 6	275	414	385039
Perspiration Ext. No. 7	275	415	385040
Perspiration Ext. No. 8	275	416	385041
Perspiration No. 1	2	66	97903
Perspiration No. 2	13	155	97904
Perspiration No. 3	13	156	97905
Perspiration No. 4	190	177	183455
Perspiration No. 5	190	178	183456
Perspiration No. 6	190	179	183457
Perspiration No. 7	190	180	183458
Perspiration No. 8	190	181	183459
Perspiration No. 9	190	182	183460
Perspiration No. 10	190	183	183461
Perspiration No. 11	190	184	183462
Perspiration No. 12	190	185	183463
Perspiration No. 13	190	186	183464
Perspiration No. 14	190	187	183465
Perspiration No. 15	190	188	183466
Perspiration No. 16	190	189	183467
Perspiration No. 17	190	190	183468
Perspiration No. 18	190	191	183469
Perspiration No. 19	190	192	183470
Perspiration No. 20	190	193	183471
Perspiration No. 21	190	194	183472
Perspiration No. 22	190	195	183473
Perspiration No. 23	190	196	183474
Perspiration No. 24	190	197	183475
Perspiration No. 25	190	198	183476
Perspiration No. 26	190	199	183477
Perspiration No. 27	190	200	183478
Perspiration No. 28	190	201	183479
Perspiration No. 29	190	202	183480
Perspiration No. 30	190	203	183481
Perspiration No. 31	190	204	183482
Perspiration No. 32	190	205	183483
Perspiration No. 33	190	206	183484
Perspiration No. 34	190	207	183485

9

Perspiration No. 35	190	208	183486
Perspiration No. 36	190	209	183487
Perspiration No. 37	190	210	183488
Perspiration No. 38	190	211	183489
Perspiration No. 39	190	212	183490
Roid No. 1 Fraction	293	28	418380
Roid No. 2 Fraction	293	29	418381
SC No. 1	224	270	271317
SC No. 2	224	271	271318
SC No. 3	224	272	271319
SC No. 4	224	273	271320
SC No. 5	224	274	271321
SC No. 6	224	275	271322
SC No. 7	224	276	271323
SC No. 8	224	277	271324
SC No. 9	224	278	271325
SC No. 10	224	279	271326
SC No. 11	224	280	271327
SC No. 12	224	281	271328
SC No. 13	224	282	271329
SC No. 14	224	283	271330
SC No. 15	224	284	271331
SC No. 16	224	285	271332
Silver Dream No. 1	213	261	243533
New Silver Dream No. 2	343	196	589457
New Silver Dream No. 3	343	198	589458
Silver Dream No. 4	213	264	243536
Silver Dream No. 5	213	265	243537
Silver Dream No. 7	213	266	243538
Silver Dream No. 8	213	267	243539
Silver Dream No. 9	177	302	151241
Silver Dream No. 10	177	303	151242
Silver Dream No. 11	177	304	151243
Surprise Fraction No. 1	214	190	245420
Surprise Fraction No. 2	214	191	245421
Surprise Fraction No. 3	214	192	245422
Surprise Fraction No. 4	214	193	245423
Surprise Fraction No. 5	214	194	245424
Surprise Fraction No. 6	214	195	245425
Surprise Fraction No. 7	214	196	245426
Surprise No. 5	180	24	159540

10

This is EXHIBIT “B” to that

Option Agreement between Battle Mountain Gold Inc., Battle Mountain Gold (USA), Inc.,

and Great American Minerals, Inc.

1.	The consent and waiver regarding the pre-emptive right of Madison Minerals Inc. in s. 16.3 of the Joint Venture Agreement.

2.	Notice to MF Investment Holding Company 1 (Cayman) Limited.

B-12